SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2006

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On May 16, 2006, in connection with Winmark Corporation’s (“Winmark”) existing stock repurchase plan, Winmark repurchased 420,000 shares of common stock from Rush River Group, LLC (“Rush River”) for aggregate consideration of $9.891 million, or $23.55 per share, pursuant to a stock purchase agreement (“Stock Purchase Agreement”).  The purchase price was based upon a 5% discount to the 30-day average closing price of Winmark’s common stock as reported on Nasdaq, set on May 11, 2006.  The 420,000 shares represent 100% of the shares of Winmark common stock held by Rush River, an entity owned and controlled by Winmark’s chairman and chief executive officer, John L. Morgan, our vice-chairman Kirk A. MacKenzie, and Jack A. Norqual.  The repurchase from Rush River was approved by Winmark’s Audit Committee and the independent directors of the Board of Directors.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

The information set forth in Item 2.03 with respect to the Company’s amendment to its line of credit, together with Winmark’s press release attached hereto as Exhibit 99.1, are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On May 19, 2006, Winmark Corporation and its subsidiaries (collectively, the “Company”) entered into a Third Amendment (the “Third Amendment”) to its 364-Day Revolving Credit Agreement with LaSalle Bank National Association (as amended, the “Credit Facility”). The Amendment, among other things, affirms the Lender’s consent to the repurchase of Rush River’s 420,000 shares of Winmark common stock (“Repurchase”).  The Amendment also amends the definition of tangible net worth in the Credit Facility to add into the Company’s tangible net worth the amount paid by Winmark for the Repurchase, $9.891 million, until December 31, 2006.

Winmark drew down from its existing line of credit with LaSalle Bank National Association to fund the entire Repurchase.  As a result of the Repurchase transaction, our shareholders’ equity has decreased by approximately $9.9 million.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Stock Purchase Agreement, dated May 16, 2006, between Winmark Corporation and Rush River Group, LLC.

10.2	Third Amendment to Credit Agreement between Winmark Corporation, Winmark Capital Corporation, Wirth Business Credit, Inc., Grow Biz Games, Inc. and LaSalle Bank, N.A., dated May 19, 2006.

99.1	Press Release dated May 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: May 19, 2006	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated May 16, 2006, between Winmark Corporation and Rush River Group, LLC.

10.2	Third Amendment to Credit Agreement between Winmark Corporation, Winmark Capital Corporation, Wirth Business Credit, Inc., Grow Biz Games, Inc. and LaSalle Bank, N.A., dated May 19, 2006.

99.1	Press Release dated May 16, 2006